Exhibit 10.3

SAMPLE ENDORSEMENT METHOD

SPLIT-DOLLAR INSURANCE AGREEMENT

(Employer-Pay-All Agreement)

This Agreement, entered into this      day of             , 20    , by and between Midland Credit Management, Inc, hereafter called the “Employer,” and (Name) , hereafter called the “Employee,” WITNESSETH:

WHEREAS, the Employee is a valuable employee of the Employer and has been employed since (Date) ;

WHEREAS, the Employee has agreed to continue such service and the Employer desires that he/she do so; and

WHEREAS, in the continuation of such relationship the parties desire to enter into a split-dollar agreement in order to provide insurance protection for the benefit of the Employee;

NOW THEREFORE, in consideration of the services heretofore rendered and to be rendered by the Employee and of the mutual covenants contained herein, the parties hereto agree as follows:

1.	PURCHASE OF INSURANCE. The Employer shall apply to Principal Life Insurance Company, Des Moines, Iowa, hereafter called the “Insurer,” for an insurance policy on the life of the Employee, in the face amount of $ (amount may also be written out), on the EVUL plan, (the “Policy”) and shall be designated as sole owner of the Policy subject to the conditions hereafter set forth.

2.	PREMIUMS. [Planned Periodic Premiums] shall be paid by the Employer [monthly] as they become due.

3.	BENEFICIARY PROVISIONS. The beneficiary provisions of the Policy shall provide that upon the death of the Employee the proceeds shall be paid as follows:

A.	PART A. To the Employer, the balance of the proceeds in excess of PART B.

B.	PART B. Ten percent (10%) of the net death benefit payable under the Policy to (Name) , (Relationship) of the Employee, if living, otherwise to (Name) , (Relationship) of the Employee. The Employee may, without the consent of any other person or legal entity, change the beneficiary with respect to PART B of the proceeds.

C.

The transfer of all rights under both PART A and PART B to a single individual, identical group of individuals, or a single entity, whether presently a party to this split-dollar agreement or the designee of a party to the agreement, shall terminate any limitation on the policyowner’s right to change the beneficiary designation of either PART A or PART B of the proceeds and thereafter the policyowner may designate the beneficiary of the entire proceeds and exercise all other privileges of ownership without restriction.

4.	FIDUCIARY PROVISIONS. The Management Compensation Committee of Employer (Attention: Senior Vice President, Human Resources) is hereby designated as the “Named Fiduciary” for the split-dollar program (hereafter called the “Program”) established by this Agreement, and he or she shall have the authority to control and manage the operation and administration of such Program.

5.	ALLOCATION OF FIDUCIARY RESPONSIBILITIES. The Named Fiduciary may allocate his or her responsibilities for the operation and administration of the Program, including the designation of persons to carry out fiduciary responsibilities under the Program. The Named Fiduciary shall effect any such allocation of his or her responsibilities by delivering to the Employer a written instrument signed by him or her that specifies the nature and extent of the responsibilities allocated, including the persons who are designated to carry out those fiduciary responsibilities under the Program, together with a signed acknowledgment of their acceptance.

6.	PROGRAM ADMINISTRATOR. The Named Fiduciary is hereby designated as the “Program Administrator” of this Program.

7.	CLAIMS PROCEDURE. The following claims procedure shall apply to the Program:

a.	Filing of a Claim for Benefits. The Employee or the beneficiaries of the Policy shall make a claim for the benefits provided under the Policy in the manner provided in the Policy.

b.	Claim Approval or Denial With Respect to Program Benefits. With respect to a claim for benefits, the Program Administrator shall review and make decisions on claims for benefits. The Program Administrator shall have complete and sole discretionary authority to determine eligibility for benefits and to construe the terms of the Program.

c.	Notification to Claimant of Decision. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph d. following, shall be furnished to the claimant within a reasonable period of time after the claim has been filed.

d.	Content of Notice. The Program Administrator shall provide to any claimant whose claim for benefits is denied in whole or in part a written notice setting forth, in a manner calculated to be understood by the claimant, the following:

(1)	the specific reason or reasons for the denial or partial denial;

(2)	specific reference to pertinent Policy or Program provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)	an explanation of the Program’s claim review procedure, as set forth in paragraphs e. and f. following.

e.	Review Procedure. The purpose of the review procedure set forth in this paragraph and in paragraph f. following is to provide a procedure by which a claimant under the Program may have a reasonable opportunity to appeal a denial or partial denial of a claim and request a full and fair review. To accomplish that purpose, the claimant or a duly authorized representative:

(1)	may request a review by written application to the Program Administrator;

(2)	may review pertinent Program documents or agreements; and

(3)	may submit issues and comments in writing.

A claimant (or duly authorized representative) shall request a review at any time within sixty (60) days by filing a written application after receipt by the claimant of written notice of the denial of his or her claim.

f.	Decision on Review. A decision on review of a denial of a claim shall be made in the following manner.

(1)	The decision on review shall be made by the Program Administrator, which may in his or her discretion hold a hearing on the denied claim. The Program Administrator shall make his or her decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

(2)	The decision on review shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Policy or Program provisions on which the decision is based.

8.	TERMINATION OF AGREEMENT. Either party hereto, with or without the consent of the other, may terminate this Agreement by giving notice of termination in writing. Termination of employment or failure of the Employer to advance premiums as agreed shall automatically terminate this Agreement. Upon termination of the Agreement for any reason the Employee shall have the right to purchase the Policy from the Employer. The purchase price of the Policy shall be the accumulated value, less any policy loan indebtedness. In the event of purchase by the Employee, the Employer agrees to execute such documents as may be necessary to transfer sole and complete ownership of the Policy to the Employee.

9.	FAILURE TO PURCHASE. In the event the Employee does not exercise his/her right to purchase the Policy within 30 days following the termination of this Agreement, the Employee agrees to execute such documents as may be necessary to release or transfer his/her interest in the Policy, including the right to name the beneficiary of the Policy as provided under Article 3.B. hereof, to the Employer.

10.	LIABILITY OF INSURANCE COMPANY. It is understood by the parties hereto that in issuing the Policy, the Insurer shall have no liability except as set forth in the Policy. The Insurer shall not be bound to inquire into or take notice of any of the convenants herein contained as to the Policy or as to the application of the proceeds of the Policy. Rights under the Policy may be exercised during the life of the Employee pursuant to the provisions of the Policy. Upon the death of the Employee, the Insurer shall be discharged from all liability on payment of the proceeds in accordance with the Policy provisions and without regard to this Agreement or any amendment hereof.

11.	BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon the parties hereto, their heirs, assigns, successors, executors and administrators. In the event the Employer becomes a party to any merger, consolidation or reorganization, this Agreement shall remain in full force and effect as an obligation of the Employer or its successors in interest.

12.	GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of .

13.	AMENDMENTS. Amendments may be made to this Agreement by a written agreement signed by each of the parties and attached hereto. Additional policies of insurance on the life of the Employee may be purchased under this Agreement by amendment to Article 1. hereof.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals, the Employer by its duly authorized officer, on the day and year above written.

(Signature of Employee)
(Name)

(Name of Employer)

BY	(Signature of Officer)
(Name)

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